Exhibit 10.33

                       LINE OF CREDIT PROMISSORY NOTE

Birmingham, Alabama
$8,000,000                                             October 26,
1994

     FOR VALUE RECEIVED, the undersigned EDJ LEASING CO., L.P., a Missouri limited partnership ("Maker"), promises to pay to the order of SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association (hereinafter, together with any holder of this Note, the "Holder"), at its main office in the City of Birmingham, Alabama, or at such other address as the Holder may from time to time designate in writing, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000),
(subject to reduction and conversion to a term loan as provided for in the Credit Agreement hereinafter described) or so much as may be advanced by Holder from time to time, together with interest thereon, such principal and interest to be payable as provided in that certain Credit Agreement of even date between Maker and Holder (as the same may hereafter be modified or amended, the "Credit Agreement"). Reference to the Credit Agreement is hereby made for a statement of the rights of Holder and the duties and obligations of Maker, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal and interest of this Note when due. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

     The outstanding principal amount shall bear interest at the rates
provided for in the Credit Agreement.   All payments shall be applied
first to interest then due and payable and any balance shall be applied in reduction of principal. The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All interest rates herein provided shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     Pursuant to the Credit Agreement, this Note evidences a line of credit available to the Maker pursuant to which the Holder will make Advances of the principal sum hereof to the Maker, subject, however, to the limitations on advances which are more particularly set forth in the Credit Agreement. It is contemplated that the Maker may borrow, repay, and reborrow up to the principal sum hereof, subject to the terms and conditions of the Credit Agreement. It is further contemplated that by reasons of prepayment hereunder, there may be times when there is no indebtedness owing hereunder; notwithstanding such occurrence, this Note shall remain valid and shall be in full force and effect as to each principal advance made hereunder subsequent to such occurrence. If Maker shall deliver the Notice of Conversion, the loan evidenced by this Note will convert from a revolving credit facility to a term facility, and no further Advances will be made.


     Maker shall pay to Holder a late charge equal to five percent (5%) of any payment which is not received by Holder within ten (10) days of the due date therefor in order to cover the additional expenses incident to the handling and processing of delinquent payments.
     This Note is secured by that certain Assignment and Security Agreement between Maker and Holder of even date herewith, as the same may hereafter be modified or amended, and by that certain Guaranty Agreement executed by The Jones Financial Companies, a Limited Partnership in favor of Holder.

     The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of the Holder upon the occurrence of any of the following, each of which shall constitute an "Event of Default" hereunder:

     (1) any failure to pay within seven (7) days of the due date thereof any installment of principal or interest due hereunder;

     (2) any Event of Default under the terms of the Credit Agreement, which such "Events of Default" are incorporated herein by reference as if set forth in full herein.

Upon any Event of Default, Maker agrees to pay interest to Holder at the Default Rate on the aggregate indebtedness represented hereby, including accrued interest, until such aggregate indebtedness is paid in full. Maker will also pay to Holder, in addition to the amount due, all costs of collecting, securing or attempting to collect or secure this Note, including without limitation, court costs and attorneys' fees, including attorneys' fees in any appellate or bankruptcy proceedings.

     With respect to the amounts due pursuant to this Note, Maker waives the following:

     (l) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

     (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection, and all other requirements necessary to enforce this Note; and

     (3) Any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the obligations hereunder.

     In no event shall the amount of interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest allowed by applicable law, and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless Maker elects to have such excess sum refunded to Maker forthwith. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of that which may be legally paid by Maker under applicable law.

     Holder shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

     The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns. Any provisions of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     Holder may, at its option, release any guarantor from the obligations of any guaranty or release any collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of Maker to Holder.

     THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE HOLDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND THE MAKER AGREES THAT THIS NOTE SHALL BE DELIVERED TO AND HELD BY HOLDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS NOTE BY HOLDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF MAKER WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. MAKER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, OR THE INDEBTEDNESS EVIDENCED HEREBY OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED HEREBY OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES HEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MAKER AGREES THAT HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF MAKER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     IN WITNESS WHEREOF, the Maker has caused this instrument to be executed by its duly authorized partner on the day and year first above written.

                              EDJ LEASING CO., L.P., a Missouri
                              limited


                                   partnership

                              By:  LHC, Inc., a Missouri corporation
                                   Its General Partner

                                   By:
                                        Its:


STATE OF ALABAMA    )
                    :
JEFFERSON COUNTY    )


     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Steven Novik, whose name as of LHC, Inc., a Missouri corporation, as general partner of EDJ Leasing Co., L.P., a Missouri limited partnership, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation in its capacity as aforesaid.

     Given under my hand and official seal this 26th day of October, 1994.


                              NOTARY PUBLIC

                              My Commission Expires:







                                 EXHIBIT B

                                 LOCATIONS



                            GUARANTY AGREEMENT


       THIS GUARANTY AGREEMENT, made and entered into as of the 26th day of October, 1994, is from THE JONES FINANCIAL COMPANIES, a Limited Partnership, a Missouri limited partnership (the "Guarantor") to SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                              R E C I T A L S:

       EDJ Leasing Co., L.P., a Missouri limited partnership (the "Borrower"), has requested a line of credit loan from the Lender in the principal amount of up to sum of $8,000,000 (the "Loan"), to be evidenced by a Line of Credit Promissory Note of even date herewith (as the same may hereafter be extended, renewed, modified or amended, the "Note") payable by Borrower to the order of Lender. The Note is to be administered in accordance with a Credit Agreement between Borrower and Lender of even date herewith (as the same may hereafter be extended, renewed, modified or amended, the "Credit Agreement") and is secured by an Assignment and Security Agreement between Borrower and Lender of even date herewith (as the same may hereafter be extended, renewed, modified or amended, the "Security Agreement").
The Loan is being made in order to finance the Borrower's acquisition of certain equipment to be leased to Edward D. Jones & Co., L.P. (the "Lessee"). Guarantor owns ninety-nine percent (99%) of the limited partnership interests of the Borrower and the Lessee, and the making of the Loan will be of direct and substantial benefit to Guarantor.
As a condition to making the Loan, the Lender has required that the Guarantor guarantee the Loan and any other obligations of Borrower to the Lender pursuant to the Note, the Credit Agreement, and the Security Agreement, and any other documents now or hereafter executed by the Borrower or others evidencing, securing, or relating to the Loan (referred to herein collectively as the "Loan Documents"), and Guarantor desires to induce Lender to make the Loan to Borrower.

                               AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing recitals, as an inducement to the Lender to make the Loan to Borrower, and as security for the payment of the Loan and all interest thereon, and the Note evidencing the Loan, and all renewals and extensions of the Loan, and all other indemnities, charges, expenses, and other indebtedness now existing and hereafter incurred by the Borrower to the Lender in connection with the Loan of whatever nature (the Loan and all indemnities, charges, expenses and other indebtedness and liabilities secured hereby being hereinafter called the "Obligations"), the Guarantor agrees and covenants with Lender, and represents and warrants to Lender, as follows:

       1. The Guarantor hereby unconditionally guarantees to the Lender the due, regular, and punctual payment of the Obligations. The Guarantor hereby further guarantees the prompt performance of any other obligations of any kind or character of the Borrower to the Lender set forth in the Loan Documents and upon failure of the Borrower timely to do so, the Guarantor guarantees to Lender the payment of all costs and reasonable expenses incurred by Lender in performing such Obligations. Further, the Guarantor guarantees the payment of all costs, reasonable attorney's fees, and expenses which may be incurred by the Lender by reason of a default of the Borrower under the Obligations.

       In the event of any default by the Borrower in the payment of the Obligations, the Guarantor unconditionally promises to pay to the Lender such amounts as are necessary to cure the default, or at the option of the Lender, the Guarantor agrees to pay the entire
Obligations.

       This Guaranty is an unconditional guaranty, and the Guarantor agrees that the Lender, in the event of a default of the Borrower which has not been cured within any applicable cure periods, shall not be required to assert any claim or cause of action against the Borrower before asserting any claim or cause of action against the Guarantor under this Agreement. Furthermore, the Guarantor agrees that the Lender shall not be required to pursue or foreclose on any collateral that it may receive from the Borrower, the Guarantor or others as security for any Obligations before making a claim or asserting a cause of action against the Guarantor under this Agreement.

       The failure of the Lender to perfect any portion of its security interest in the collateral as set forth in the Loan Documents or any other collateral now or hereafter securing all or any part of the Obligations shall not release the Guarantor from its liability and obligations hereunder.

       Notice of acceptance of this Guaranty and of any default by the Borrower is hereby waived by the Guarantor. Presentment, protest, demand, and notice of protest and demand, and notice of receipt of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by the Lender from the Borrower or the Guarantor are hereby waived. All settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon the Guarantor.

       This Guaranty shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting the Borrower or the Guarantor, or any of the assets belonging to any of them, nor shall this Guaranty be affected, modified or impaired by the invalidity of the Note or the Loan Documents.

       Without notice to the Guarantor, without the consent of the Guarantor, and without affecting or limiting the Guarantor's liability hereunder, the Lender may:

       (a) grant the Borrower extensions of time for payment of the Obligations or any part hereof;
       (b)  renew any of the Obligations;

       (c) grant the Borrower extensions of time for performance of agreements or other indulgences;

       (d) at any time release any or all of the collateral held by the Lender as security for the Obligations or release the Borrower;

       (e) compromise, settle, release, or terminate any or all of the obligations, covenants, or agreements of the Borrower under the Note; and

       (f) modify or amend any obligation, covenant or agreement of the Borrower set forth in any one of more of the Loan Documents.

       This Guaranty shall not terminate and may not be terminated by the Guarantor until such time as all Obligations, including any renewals or extensions thereof, have been paid in full and such payments of the Obligations have become final and are not subject to being refunded or rescinded under the Bankruptcy Code or other applicable law. If any collateral secures this Guaranty at any time,


Lender shall not be required to release such collateral unless and until Lender is satisfied that such payments of the Obligations are not subject to refund or rescission. If this Guaranty is returned to Guarantor or marked "cancelled" or marked with words of similar import, such return or cancellation by Lender shall be deemed to be subject to the right of Lender thereafter to reinstate the guarantees herein and enforce this Guaranty against Guarantor for Obligations which were either unknown or in an unliquidated amount at the time of such return or cancellation.

       2. The Guarantor represents and warrants to the Lender and covenants as follows:
       (a) that it is a limited partnership duly organized and validly existing under the laws of the State of Missouri;

       (b) that it has full power and unrestricted right to enter into this Agreement, to incur the obligations provided for herein, and to execute and deliver the same to Lender, and that when executed and delivered, this Agreement will constitute a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity which may limit the availability of equitable remedies;

       (c) the execution, delivery and performance of this Agreement will not conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to Guarantor, its partnership agreement or certificate of limited partnership (the "Organizational Documents"), or any other agreement, instrument, mortgage, deed of trust, lien, lease, judgment, decree or order to which Guarantor is a party or is subject or by which Guarantor is bound or affected;

       (d) Guarantor has received no notice of a declared default under any agreement or instrument nor does there exist any restriction in the Organizational Documents that causes or would cause a material adverse effect on its business, properties, operations or condition, financial or otherwise; and

       (e) this Agreement has been duly executed and delivered on behalf of the Guarantor.

       3. The Guarantor covenants and agrees that so long as any of the Obligations are outstanding, to:

            duly and punctually pay or cause to be paid all principal and interest of any material indebtedness of Guarantor to other creditors, comply with and perform all conditions, terms and obligations of the notes or other instruments evidencing such indebtedness and the mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness;

            maintain its existence and, in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes qualification necessary, maintain such qualification and good standing; and

            for the fiscal year ending July 31, 1994 and for each fiscal year thereafter, Guarantor shall provide Lender, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the balance sheets, statements of income and retained earnings, and a statement of cash flow of Guarantor for such year, all of which such financial statements shall be audited and certified by independent certified public accountants acceptable to Lender as (i) fairly presenting the financial condition of Guarantor as at the end of such fiscal year and the results of the operations of Guarantor for such period and (ii) having been prepared in accordance with generally accepted accounting principles, consistently applied.

       4. Anything in this Guaranty to the contrary notwithstanding, Guarantor shall not be required, directly or indirectly, by virtue of this Guaranty, to make any payments or cure any defaults in respect to any indebtedness or other obligations of Borrower or itself to persons other than Lender.

       5. The Guarantor hereby irrevocably waives (a) all rights of subrogation and indemnification against Borrower, (b) all claims against Borrower that Guarantor now or hereafter has as a result of paying any indebtedness or other obligations of Borrower hereunder or otherwise, and (c) all rights in any collateral heretofore, now or hereafter given to Guarantor by Borrower.

       6. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, and assigns.

       7. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Alabama. Guarantor consents that any legal action or proceeding arising hereunder may be brought at the election of Lender, in the Circuit Court of the State of Alabama, Jefferson County, Alabama or in the United States District Court for the Northern District of Alabama, Southern Division, and Guarantor assents and submits to the personal jurisdiction of any such court in any such action or proceeding.

       8. In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provisions, and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

       9. Any notice required herein or by applicable law shall be deemed given when (a) personally delivered (to the person or department if one is designated below), (b) sent by United States Mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by Federal Express or overnight United States Mail or other national overnight carrier, and addressed in each such case as set forth below.

       If to the Guarantor to:

       The Jones Financial Companies, L.P.
       201 Progress Parkway
       St. Louis, Missouri 63043-3042
       Attention:  Steven Novik


       If to the Lender to:

       SouthTrust Bank of Alabama,
        National Association
       P. O. Box 2554
       420 North 20th Street
       Birmingham, Alabama 35290 (if by mail for delivery to the P.O.
       Box); 35203 (if for delivery to the street address)
       Attention: Regional Corporate Banking

Either party may by notice given as herein provided change its address to another single address.


       10. The failure at any time or times hereafter to require strict performance by the Guarantor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document or instrument now or hereafter executed by the Guarantor and delivered to the Lender shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents, and instruments, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Agreement or in any agreement, document or instrument now or hereafter executed by the Guarantor and delivered to the Lender shall be deemed to have been waived by any act or knowledge of the Lender, its agents, officers or employees, but only by an instrument in writing, signed by an officer of the Lender, and directed to the Guarantor specifying such waiver.

       11. If, at any time or times hereafter, the Lender employs counsel to advise or provide other representation with respect to this Agreement or any other agreement, document or instrument heretofore, now or hereafter executed by the Guarantor and delivered to the Lender with respect to the Borrower or the Obligations or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings or to take any other action in or with respect to any suit or proceeding relating to this Agreement or any other agreement, instrument or document heretofore, now or hereafter executed by the Guarantor and delivered to the Lender with respect to the Borrower or the Obligations, or to represent the Lender in any litigation with respect to the affairs of the Guarantor or to enforce any rights of the Lender or obligations of the Guarantor or any other person, firm or corporation which may be obligated to the Lender by virtue of this Agreement or any other agreement, document or instrument heretofore, now or hereafter delivered to the Lender by or for the benefit of the Guarantor with respect to the Borrower or the Obligations, then in any such events, all of the reasonable attorney's fees arising from such services and any expenses, costs and charges relating thereto shall constitute additional obligations of the Guarantor, payable on demand.

       12. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings both oral and written between the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

       13. TO THE EXTENT PERMITTED BY APPLICABLE LAW GUARANTOR HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, THE LOAN, THE NOTE, OR ANY OF THE LOAN DOCUMENTS. GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER OR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS KNOWING AND BARGAINED-FOR WAIVER OF GUARANTOR'S RIGHT TO A TRIAL BY JURY TRIAL. GUARANTOR ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO MAKE THE LOAN IN PART BY THE PROVISIONS OF THIS PARAGRAPH.

       IN WITNESS WHEREOF, the Guarantor has executed this instrument as of the day and year first above written.

                           GUARANTOR:


                           THE JONES FINANCIAL COMPANIES, a Limited
                           Partnership, a Missouri limited partnership

                           By:
                                Its General Partner



STATE OF ALABAMA    )
JEFFERSON COUNTY    )


     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Steven Novik, whose name as a general partner of The Jones Financial Companies, a Limited Partnership, a Missouri limited partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, with full authority, executed the same voluntarily for and as the act of said limited partnership in his capacity as aforesaid.

     Given under my hand and seal of office this 26th day of October, 1994.




                                Notary Public
[NOTARIAL SEAL]
                                My commission expires:


                          CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of October 26, 1994, is between and among EDJ LEASING CO., L.P., a Missouri limited partnership
("Borrower") and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association ("Lender").



R E C I T A L S:

     A. Borrower has requested a line of credit loan from Lender in the principal amount of up to $8,000,000 (subject to reduction and conversion to a term loan as hereinafter set forth), the proceeds of which will be used to purchase certain equipment to be leased by Borrower to the Lessee.

     B. Lender is willing to make such line of credit available to Borrower on the terms and conditions set forth herein.

AGREEMENT:

     NOW, THEREFORE, the parties agree as follows:

ARTICLE 1.  DEFINITIONS

     In addition to the terms defined in the introductory paragraph hereof, the following terms shall have the following respective meanings:

     "Advance" means a disbursement by Lender to Borrower of principal of the Loan pursuant to Article 2 hereof.

     "Advance Request Form" means the form attached hereto as Exhibit
A.

     "Base Rate" means the rate of interest designated by Lender periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by Lender. The Base Rate on the date of this Agreement is Seven and three quarters percent (7.75%) per annum.

     "Business Day" shall mean a day on which banks are open for business in New York, New York, and London, England, and on which dealings in U.S. Dollars are carried on in the London interbank market.

     "Closing Date" means the date of this Agreement.

     "Compliance Certificate" means the certificate in the form attached hereto as Exhibit B.
     "Default Rate" means two percent (2%) in excess of the rate in effect hereunder.

     "Employee Plan" means any plan subject to Title IV of ERISA and maintained in whole or in part for employees of Borrower.

     "Equipment" means all of Borrower's equipment purchased or otherwise acquired with proceeds of the Loan (whether or not leased to Lessee pursuant to the Lease), together with all replacement parts, repairs, additions and accessories incorporated therein, and/or affixed thereto and/or substitutions therefor, wherever located.

     "ERISA" means the Employee Retirement Income security Act of
1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.


     "Estoppel Agreement" means that certain estoppel agreement executed by Lessee in favor of Lender, as the same may hereafter be modified or amended.

     "Eurodollar Interest Period"  shall mean each successive sixty
(60), ninety (90), or one hundred eighty (180) day period, as selected by Borrower, from and after the date designated by Borrower in a Eurodollar Rate Election Notice; provided such Eurodollar Interest Period may not extend beyond the maturity date of the Note; and provided further that if any such Eurodollar Interest Period would otherwise end on a day which is not a Business Day, that Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Eurodollar Interest Period beyond the maturity date of the Note, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Rate" shall mean a variable per annum rate of interest equal to the sum of (a) the quotient of (i) the rate (stated as an annual percentage rate rounded to the nearest one-sixteenth of one percent (1/16 of 1%)) determined by Lender, in its reasonable judgment, to be the rate at which Lender could acquire dollar deposits in an amount equal to the then-outstanding principal balance hereof in the London, England, interbank eurodollar market at or about 11:00 a.m. London time (known as the "11:00 LIBOR fixing") for delivery on the first day of each Eurodollar Interest Period, divided by (ii) 1.00 minus any Reserve Requirement applicable to "eurodollar loans" (as such term is defined in Regulation D) for each Eurodollar Interest Period (expressed as a decimal), plus (b) one hundred forty-five basis points (1.45%). For any period during which the outstanding principal balance hereof bears interest at the Eurodollar Rate, said rate shall be recalculated upon termination of each successive Eurodollar Interest Period, and the rate of interest payable hereunder shall fluctuate on the date of such recalculation.

     "Eurodollar Rate Election" shall mean an election by Borrower hereof to convert the interest rate applicable to the outstanding principal balance of the Loan to the Eurodollar Rate.

     "Eurodollar Rate Election Notice" shall mean a written notice of Borrower's Eurodollar Rate Election delivered to Lender, which notice must specify the Eurodollar Interest Period as either sixty (60) days, ninety (90) days, or one hundred eighty (180) days.

     "Event of Default" means the events described in Section 7.1 hereof.

     "Fixed Charge Coverage" means a fraction in which the numerator is the sum of the net operating income of the Borrower after provision has been made for federal and state taxes for the preceding twelve
(12) months, plus interest expense (including capitalized interest), lease expense (including capitalized leases), and rental expenses of the Borrower for the applicable period, plus the sum of noncash expenses or allowances for such period (including, without limitation, amortization or write down of intangible assets, depreciation, depletion, and deferred taxes and expenses) and the denominator is the current portion of Long Term Debt of the Borrower as of the applicable date, and interest expense (including capitalized interest), lease expense (including capitalized leases), and rental expenses of the Borrower for the preceding twelve (12) months.

     "Fixed Rate" means a fixed rate of interest equal to one hundred seventy (170) basis points in excess of the weekly average yield for U.S. Treasury Securities adjusted to a constant maturity of three (3) years, as reported in Federal Reserve Statistical Release H.15(519) "Selected Interest Rates" quoted for the week immediately preceding the date that the Fixed Rate is to take effect.

     "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied with respect to a Person conducting a business the same as or similar to that of Borrower.

     "Guarantor" means The Jones Financial Companies, a Limited
Partnership, a Missouri limited partnership.

     "Guaranty" means that certain Guaranty Agreement executed by Guarantor in favor of Lender, as the same may hereafter be modified or amended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

     "Lease" means that certain Lease Agreement between Borrower and Lessee dated October 26, 1994.
     "Lessee" means Edward D. Jones & Co., L.P., a Missouri limited partnership.

     "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge or other encumbrance of any kind.

     "Loan" means the $8,000,000 credit facility (subject to reduction and conversion to a term loan as hereinafter set forth) available to Borrower pursuant to Article 2 of this Agreement, with accrued interest on such principal and other agreed charges as shall be outstanding at any given time.

     "Loan Documents" means this Agreement, the Note, the Security Agreement, the Guaranty, the Estoppel Agreement, and any other documents or instruments now or hereafter executed evidencing, securing, or relating to the Loan.

     "Long Term Debt" means all obligations of the Borrower (including capital lease obligations) which are due more than one (1) year from the date as of which the calculation thereof is to be made.

     "Maturity Date" means July 30, 2000.

     "Note" means that certain Line of Credit Promissory Note, dated of even date herewith, in the original principal amount of $8,000,000 executed and delivered by Borrower to Lender, evidencing the liability of Borrower to pay the Loan to Lender or its order, as the same may hereafter be renewed, extended, modified, or amended.


     "Notice of Conversion" means a written notice from Borrower to Lender of Borrower's election to convert the Loan to term loan facility, and to convert the interest rate accruing on the Loan to the Fixed Rate.

     "Organizational Documents" means in the case of the Borrower and Guarantor, their respective certificates of limited partnership and partnership agreements, and in the case of the general partner of the Borrower, its articles of incorporation and bylaws, and all amendments to any of the foregoing.

     "Person" means an individual, corporation, partnership, association, joint-stock company, trust, business trust, unincorporated organization or joint venture, or a court or governmental authority.

     "Potential Default" means an event, which with the giving of notice or lapse of time or both, will constitute an Event of Default.

     "SEC" means the Securities and Exchange Commission.
     "Security Agreement" means that certain Assignment and Security Agreement between Borrower and Lender of even date herewith, as the same may hereafter be modified or amended, whereby Borrower assigns all of its right, title, and interest in and to the Lease and the Equipment to Lender as security for the Loan.

ARTICLE 2.  THE LOAN

     2.1. Disbursement of Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower from time to time in an aggregate principal amount at any time outstanding of not more than the following amounts during each of the following periods:

          Period                   Aggregate Amount Available

  Closing Date - 9/30/96                     $8,000,000
     10/1/96 - 9/30/97                        6,750,000
     10/1/97 - 9/30/98                        5,500,000
     10/1/98 - 9/30/99                        4,250,000
     10/1/99 - 7/30/00                        3,000,000

Borrower may borrow, repay and reborrow the principal of the Loan, all in accordance with the terms and conditions of this Agreement. Each Advance shall be disbursed by Lender's depositing the amount of such Advance into a checking account of Borrower maintained with Lender or otherwise disbursed in a manner acceptable to Lender and Borrower. If Borrower shall elect to deliver the Notice of Conversion to Lender, the Loan will convert from a revolving credit facility to a term facility, and no further Advances will be made.

     2.2. The Note. The Loan shall be evidenced by the Note. The Note shall represent the obligation of Borrower to pay the aggregate amount of Advances outstanding under the Loan from time to time outstanding, plus interest thereon and agreed charges as herein provided. Lender is hereby authorized to enter the date and amount of each Advance and each payment of principal and interest on the Loan on a schedule to be annexed to and constituting a part of the Note, and such entries shall constitute prima facie evidence of the accuracy of information so entered. In lieu of endorsing said schedule as hereinabove provided, Lender is hereby authorized, at its option, to record such Advances and such payments of principal and interest in its books and records, and such books and records shall constitute prima facie evidence of the accuracy of the information contained therein. From time to time, Lender shall provide Borrower with a copy of such schedule and/or such books and records upon Borrower's reasonable written request therefor. The Note shall (a) be dated the date of this Agreement, (b) be stated to mature on July 30, 2000, and
(c) bear interest from the date of each Advance on the outstanding Advances made from time to time at the applicable interest rate per annum specified in Section 2.5 hereof.

     2.3. Borrower's Requests for Advances. The disbursement of each Advance shall be initiated by Borrower's delivering an Advance Request Form to Lender. Each Advance must be in increments of $100,000. Such Advance Request Form must be received by Lender no later than three
(3) Business Days prior to the Business Day such Advance is to be disbursed. Each Advance Request Form must be signed by either (1)
, (2)                              , or (3) any other Person
designated in writing by                          , and shall include
(a) the amount of such Advance, (b) the date such Advance is to be disbursed, (c) the identification of Borrower's checking account maintained with Lender into which such Advance is to be deposited, and
(d) copies of invoices for the Equipment to be purchased with the proceeds of such Advance, or in the case of reimbursement for Equipment previously purchased, copies of paid receipts, in form and content satisfactory to Lender, which shall include, without limitation, a general description of the Equipment purchased or to be purchased, and the serial number(s) therefor, if applicable.

     2.4.  Payments.

       On December 1, 1994, and on the same day of each successive calendar month thereafter, and at the end of each Eurodollar Interest Period, Borrower shall pay to Lender all accrued and unpaid interest on the outstanding principal balance of the Loan.

          On the Maturity Date, Borrower shall pay to Lender the outstanding principal balance, together with all accrued and unpaid interest.

          All payments will be applied first to interest then due and payable and any excess shall be applied in reduction of principal.

     2.5.  Interest Rate.

          Subject to paragraph (b) below, the principal balance of the Loan shall bear interest at the Base Rate, except that the Borrower may initially or at any time thereafter elect the Eurodollar Rate in accordance with the procedures set forth herein, and upon the expiration of any Eurodollar Interest Period, the Loan will bear interest at the Base Rate unless and until a new Eurodollar Rate Election is made. Borrower shall exercise such Eurodollar Rate Election by delivering to Lender a Eurodollar Rate Election Notice not less than two (2) Business Days prior to the date on which the Borrower desires the Eurodollar Interest Period to begin (unless Lender in its sole discretion, elects to accept such election on a shorter notice from time to time). Borrower shall only have one


Eurodollar Rate Election in effect at any given time, and any Advances made during an existing Eurodollar Interest Period shall bear interest at the Base Rate until a new Eurodollar Rate Election is made by the Borrower.

          The Borrower shall have a one time option to convert the interest rate accruing on the Loan to the Fixed Rate, which option shall be exercisable at any time after September 30, 1995. Borrower must exercise such option by delivering the Notice of Conversion to Lender. On the next Business Day after Lender receives such Notice of Conversion if the Base Rate is in effect, or on the next Business Day following expiration of any Eurodollar Interest



Period, if the Eurodollar Rate is in effect, and thereafter through the Maturity Date, the outstanding principal balance of the Loan shall bear interest at the Fixed Rate.

          Borrower agrees that, notwithstanding anything to the contrary herein, if at any time Lender determines, in accordance with reasonable and ordinary commercial standards, that its acquisition of funds in the London interbank market would be unsafe, impractical or in violation of any law, regulation, guideline or order, Lender may so notify Borrower in writing or by telephone, and upon the giving of such notice, any Eurodollar Rate Election then in effect shall immediately terminate and the outstanding principal balance hereof shall thereupon commence to bear interest at the Base Rate. Borrower further agrees that, notwithstanding the fact that Lender may have based the interest rate applicable hereunder upon Lender's cost of funds in the Eurodollar market, Lender shall not be required actually to obtain funds from such source at any time; however, subject to the foregoing sentence, the Eurodollar Rate will continue to be available to Borrower.

          If Borrower shall make a prepayment or a scheduled payment of the Loan on September 30 of any year, and the Eurodollar Rate is then in effect, the applicable Eurodollar Interest Period shall cease to be in effect as of September 30, and the outstanding principal balance shall bear interest at the Base Rate until a new Eurodollar Rate Election is made by Borrower.

     2.6.  Interest Calculation; Late Charge; Default Rate.

          All rates of interest to be applied to the principal of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

          Borrower shall pay to Lender a late charge equal to five percent (5%) of any payment which is not received by Lender within ten
(10) days of the due date therefor in order to cover the additional expenses incident to the handling and processing of delinquent payments.

          Notwithstanding Section 2.5, above, while an Event of Default exists, interest shall accrue at the Default Rate.

     2.7.  Prepayment.

     (a) If the Base Rate is in effect, Borrower may prepay the outstanding principal balance of the Loan, in whole or in part, at any time and from time to time without premium or penalty.

     (b) If the Eurodollar Rate is in effect, Borrower may not prepay the outstanding principal balance of the Loan, in whole or in part, unless such prepayment occurs at the expiration of any Eurodollar Interest Period or on September 30 of any year; provided that if Lender determines (which determination shall be conclusive) that it is unable to prepay the deposits or borrowings by which it has funded the principal amount of the Loan without incurring any loss, charge, cost or penalty, Borrower shall, at the time of such prepayment, pay to Lender the amount of any such loss, charge, cost or penalty.

     (c) If the Fixed Rate is in effect, Borrower may prepay the outstanding principal balance of the Loan, in whole or in part, at any time and from time to time, provided that such prepayment is accompanied by a premium equal to the applicable percentage of the amount so prepaid in accordance with the following table:

     Prepayment Date                    Applicable Percentage

October 1, 1995 - September 30, 1996              3%
October 1, 1996 - September 30, 1997              3%
October 1, 1997 - September 30, 1998              2%
October 1, 1998 - September 30, 1999              1%
October 1, 1999 - July 30, 2000                   0%

     (d) If at any time during the term of the Loan, the Borrower moves any of the Equipment having an aggregate purchase price in excess of $50,000 to a location not listed on Schedule 1 to this Agreement, the Borrower will make a mandatory prepayment of the Loan in an amount equal to the purchase price of such moved Equipment within five (5) days of written notice from the Lender requesting such prepayment. In the event of any such prepayment under this paragraph
(d), no prepayment premium shall be due, notwithstanding paragraph (c) above.

     2.8 Commitment Fee. On the Closing Date and on each September 30 thereafter until the Maturity Date, the Borrower shall pay the Lender a commitment fee of $10,000 in addition to any other amount due under this credit agreement.

ARTICLE 3.  CONDITIONS PRECEDENT TO MAKING ADVANCES

     The obligations of Lender to make any Advance to Borrower shall be subject to the satisfaction by Borrower of the following conditions precedent, as of the date of the requested Advance:

          There shall exist no Event of Default or Potential Default.

          The representations and warranties of Borrower made in this Agreement or in any certificate executed and delivered pursuant hereto shall be true and accurate in all material respects.

          Borrower shall have performed or observed all agreements, covenants, and conditions required by Lender to be performed or observed by Borrower.
          Borrower shall have delivered to Lender a copy of the invoice(s) for such item(s) of Equipment to be purchased with the proceeds of such Advance, certified by the Borrower as a true and correct copy of such invoice(s). If such requested Advance is for reimbursement of Equipment previously purchased, Borrower shall have delivered to Lender a copy of the receipt(s) evidencing Borrower's payment for such Equipment, certified by the Borrower as a true and correct copy of such invoice(s). Such invoices and paid receipts shall include, without limitation, a general description of the Equipment purchased or to be purchased, and the serial number(s) therefor, if applicable.


          With respect to the initial Advance, Borrower, the Guarantor and the Lessee shall have duly executed the Loan Documents applicable to each together with any and all other documents that Lender or its legal counsel, in their reasonable discretion, shall deem necessary to complete the transaction contemplated by this credit agreement.

Each request for an Advance shall constitute Borrower's representation and warranty that each of the foregoing conditions are satisfied on the date of such request and will continue to be satisfied on the date the requested Advance is made.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement and to make
Advances hereunder, Borrower represents and warrants to Lender that:

     4.1. Existence, Power and Qualification. The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Missouri, having LHC, Inc. ("LHC") as its general partner. LHC is a corporation duly organized, validly existing and in
good standing under the laws of the State of Missouri.   The Borrower
and LHC are duly registered or qualified to conduct business in those states in which the nature of their business makes such registration or qualification necessary. The Borrower has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business.

     4.2. Authority to Borrow Hereunder. Borrower has the power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party. Borrower has taken all necessary action on its part to authorize the execution, delivery and performance of the Loan Documents, and the borrowing contemplated thereby. No consent or authorization of, or filing with, any federal, state, county or municipal government, or any department or agency of any such government, is required of Borrower in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, or the borrowing contemplated hereby.

     4.3. Due Execution and Enforceability. The Loan Documents have been duly executed and delivered on behalf of Borrower, and constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity which may limit the availability of equitable remedies.

     4.4. No Conflict. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated therein, will not (a) conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to Borrower or LHC, or their respective Organizational Documents, or any other agreement, instrument, mortgage, deed of trust, lien, lease, judgment, decree or order to which Borrower or LHC is a party or is subject or by which Borrower or LHC or their respective properties are bound or affected, or (b) result in the creation of any Lien upon any of the properties of Borrower, other than the Lien created by the Security Agreement.



     4.5. Material Claims. There is no litigation, claim, lawsuit, investigation, action or other proceeding pending or, to the knowledge of Borrower, threatened before any court, agency, arbitrator or other tribunal which individually or in the aggregate might result in any material adverse change in the financial condition, operations, businesses or prospects of Borrower or LHC.

     4.6. Financial Statements Accurate. All financial statements heretofore or hereafter provided by the Borrower are and will be true and complete in all material respects as of their respective dates and will fairly present the financial condition of the Borrower, and there are no material liabilities, direct or indirect, fixed or contingent, as of the dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The statements of December 31, 1993 have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower, since the date of such statements except as fully disclosed in writing with the delivery of such statements.

     4.7. No Defaults or Restrictions. Borrower has not received notice of a declared default under any agreement or instrument nor does there exist any restriction in the Organizational Documents of Borrower that causes or would cause a material adverse effect on the business, properties, operations or condition, financial or otherwise, of Borrower.

     4.8. Payment of Taxes. Borrower has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all material taxes which have or may become due pursuant to said returns or to assessments received by Borrower.


     4.9. Necessary Permits, Etc. Borrower possesses all franchises, trademarks, permits, licenses, consents, agreements and governmental approvals that are necessary or required by any authority to carry on its business as now conducted. Borrower has received no notice of default or termination of any material agreement or any notice of noncompliance with any law, rule or regulation by which it is bound, which would cause a material adverse effect upon the business, properties, operations or condition, financial or otherwise, of Borrower.

     4.10. Disclosure. Neither this Agreement nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to Lender by Borrower in connection with this Agreement contains any untrue, incorrect or misleading statement of material fact, and all of these documents taken as a whole do not omit to state a fact material to this Agreement, to Lender's decision to enter into this Agreement or to the transactions contemplated hereunder. All representations and warranties made herein or any certificate or other document delivered to Lender by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of Advances as contemplated hereby.



ARTICLE 5.  AFFIRMATIVE COVENANTS

     Borrower agrees and covenants that until the Loan has been paid in full, Borrower shall comply with each of the following affirmative covenants:

     5.1. Payment of Loan. Borrower will duly and punctually pay the principal and interest of the Loan in accordance with the terms of this Agreement and the Note. If at any time the outstanding principal balance of the Loan exceeds the amount permitted by Section 2.1 hereof, Borrower shall pay to Lender an amount which will reduce the outstanding principal balance of the Loan to the permitted amount or below.

     5.2. Maintenance of Existence. Borrower will maintain its existence and, in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes qualification necessary, maintain such qualification and good standing.

     5.3. Compliance with Laws; Payment of Claims. Borrower will comply in all material respects with all applicable laws, rules, regulations and orders such compliance to include without limitation, compliance with ERISA; paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income or profits or upon any of their properties; and paying all lawful claims, which if unpaid, might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonperformance or nonpayment thereof and with respect to which adequate reserves have been set aside for payment thereof.

     5.4. Accrual and Payment of Taxes. Borrower will accrue all current tax liabilities of all kinds, all required withholdings of income taxes of employees, all required old age and unemployment contributions, and pay the same when they become due, unless appropriate extensions are obtained.

     5.5. Other Indebtedness. Borrower will duly and punctually pay or cause to be paid all principal and interest of any material indebtedness of Borrower to other creditors, comply with and perform all conditions, terms and obligations of the notes or other instruments evidencing such indebtedness and the mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness.

     5.6. Examination and Visitation By Lender. At any reasonable time and from time to time during normal business hours, Borrower will permit Lender or its representatives to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or employees.

     5.7. Accounting Records. Borrower will keep adequate records and books of account, with complete entries reflecting all of its financial transactions.


     5.8. Maintenance of Permits, Etc. Borrower will obtain, maintain and preserve all permits, licenses, authorizations, approvals, certificates and accreditation which are necessary for the proper conduct of its business.

     5.9. Conduct Business. Borrower will conduct its business as now conducted and do all things necessary to preserve, renew and keep in full force and effect its licenses, rights and franchises necessary to continue such businesses.

     5.10. Correction of Defect, Etc. On request of Lender, Borrower will promptly correct any scrivener's error which may be discovered in the contents of the Loan Documents, or in the execution thereof, and execute and deliver such further instruments and do such further acts as may be necessary or as may be requested by Lender to carry out more effectively the purposes of this Agreement.

     5.11. Quarterly Reporting Requirements. Borrower will furnish to Lender as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, the balance sheet of Borrower as at the end of such quarter and statements of income and retained earnings of Borrower, certified by the treasurer or chief financial officer of the Borrower as true and correct, and otherwise in form and substance satisfactory to Lender, and consistent with those quarterly statements previously provided to Lender. In addition, Borrower will furnish the Compliance Certificate within said forty-five (45) day period.


     5.12. Annual Audited Reporting Requirements. For the fiscal year ending December 31, 1994 and for each fiscal year thereafter, Borrower shall provide Lender, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the balance sheets, statements of income and retained earnings, and a statement of cash flow of Borrower for such year, all of which such financial statements shall be audited and certified by independent certified public accountants selected from among the so called national Big 6 accounting firms as (i) fairly presenting the financial condition of Borrower as at the end of such fiscal year and the results of the operations of Borrower for such period and (ii) having been prepared in accordance with GAAP.

     5.13. Employee Plan Reports and Notices. Borrower will, upon request, promptly furnish to Lender after the filing or receipt thereof, copies of all reports and notices, if any, which Borrower files under the Internal Revenue Code or ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor, or which Borrower receives from any such agency, with respect to any Employee Plan, if any of the information therein could form the basis of, or any dispute referred to therein which, if determined adversely to Borrower, could constitute or give rise to an Event of Default or Potential Default.

     5.14. Maintenance of Equipment. Borrower will keep the Equipment in good repair, working order, and condition, reasonable wear and tear excepted.

     5.15 Location of Equipment. Borrower will maintain the Equipment at the locations listed in Schedule 1 to this Agreement and shall not transfer or otherwise relocate the Equipment to another location without thirty (30) days' prior written notice to Lender.

     5.16 Use of Proceeds. Borrower shall use the proceeds of the Loan to purchase the Equipment and for no other purpose.

     5.17.  Financial Covenants.  Borrower shall:

          Maintain a Fixed Charge Coverage at the end of each quarter of not less than 1.0 to 1.0. Provided, however, if the Fixed Charge Coverage is less than 1.0 to 1.0 at the end of any fiscal quarter, an additional calculation shall be made including the amount of the Borrower's cash on hand and United States Government securities, valued at the lower of cost or market, in the numerator of the ratio in determining Fixed Charge Coverage for such fiscal quarter and, if such additional calculation results in a ratio of not less than 1.0 to 1.0, the Borrower shall not be deemed in violation of this Section 5.17(a).

          Maintain a Net Worth during each fiscal year of at least
$9,000,000.

ARTICLE 6.  NEGATIVE COVENANTS

     Borrower agrees and covenants that until the Loan has been paid in full, Borrower shall abide by and observe the following negative covenants:

     6.1. Merger, Consolidation, Etc. Borrower will not enter into any merger, consolidation or similar transaction, without prior written notice to Lender.

     6.2. Sale or Disposition of Substantially All Assets. Borrower will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired), except for leases pursuant to the Lease and except for similar transactions, without prior written notice to Lender.

     6.3.  Other Disposition of Assets.  Except as provided for in
Section 6.5 below, Borrower will not sell, lease, transfer or otherwise dispose of assets, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a pre-existing debt without prior written notice to Lender.

     6.4.  ERISA Funding and Termination.  Borrower will not permit
(a) the funding requirements of ERISA with respect to any Employee Plan ever to be less than the minimum required by ERISA or (b) any Employee Plan ever to be subject to involuntary termination proceedings.

     6.5. Transactions with Affiliates. Borrower will not, without the prior written consent of Lender which will not be unreasonably withheld or delayed, enter into any transaction with any Person affiliated with Borrower other than in the ordinary course of Borrower's business and on fair and reasonable terms.


     6.6. Change in Business. Borrower will not make any material change in the nature of its business as conducted on the date hereof.

     6.7. Liens on Equipment. Borrower will not permit any Lien to exist on the Equipment, except pursuant to the Security Agreement and except Liens incidental to the conduct of its business or the ownership of its property and created by operation of law.

ARTICLE 7.  EVENTS OF DEFAULT AND REMEDIES

     7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          Any failure to pay any principal, interest, or any other sum payable under this Agreement or the Note, when and as the same shall become due and payable, whether on demand, at their stated maturities, by acceleration or otherwise (a "Monetary Default"), and such failure shall continue for a period of five (5) days after the due date of such payment.

          Any representation or warranty made by or on behalf of Borrower, under or in connection with this Agreement shall be materially false as of the date on which made.

          Borrower shall fail to perform or observe any term, covenant or agreement (other than a Monetary Default) contained in any Loan Document to be performed or observed by Borrower, and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender unless such failure is incapable of being remedied within such thirty (30) day period and during such thirty (30) day period Borrower has commenced and is diligently pursuing appropriate corrective action.

          Borrower, Lessee or Guarantor shall be generally not paying their debts as they become due or shall make a general assignment for the benefit of creditors; or any petition shall be filed by or against such Persons under the federal bankruptcy laws, or any other proceeding shall be instituted by or against such Persons seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Persons or any substantial part of its property (provided, that as to any involuntary proceeding, such shall not constitute an Event of Default unless the same is not dismissed or vacated within sixty (60) days of the date of such filing); or such Persons shall take any action to authorize or effect any of the transactions set forth above in this Section 7.1(d).

     (e) Failure of the Borrower, Lessee or Guarantor to pay when due any indebtedness owing to another creditor or the default by such Persons, in the performance of any term, provision or condition contained in the agreement under which any such indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such indebtedness, upon the giving of notice or lapse of time, or both, to cause such indebtedness to become due prior to its stated maturity.


     (f) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of Borrower, which will have a material adverse effect on the financial condition of the Borrower.

     (g) The Borrower shall fail within sixty (60) days to pay, bond, or otherwise discharge any judgment or order for the payment of money which is not stayed on appeal or while otherwise being appropriately contested in good faith, or for which the Borrower is not fully insured.

     (h) A material adverse change in the financial condition of the Lessee or the Guarantor. For the purposes of this Section 7.1(h), a material adverse change in the financial condition of the Lessee or the Guarantor shall have occurred if the partnership capital (the sum of the limited partnership interests and the general partnership interest as shown on a statement of financial condition) of Guarantor or of Lessee falls below $110,000,000; and a material adverse change in the financial condition of the Lessee shall have occurred if it fails to maintain net capital (as defined in paragraph (c) of Rule 15 c 3-1 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934) in an amount equal to 150% of the amount of such net capital required for expansion of a member organization's business pursuant to Rule 326(a) of the Rules of the Board of Directors of the New York Stock Exchange.

     (i) Any transfer of any portion of the Collateral, as defined in the Security Agreement, or any interest therein or any further encumbrance of the Collateral, other than as permitted by Section 5.15 of this credit agreement.

     (j) A default under the terms of any other agreement, document, or instrument between Borrower and Lender not cured within any applicable cure period.

     (k) A default under the terms of the Lease after the expiration of any applicable cure periods.

     (l) Lessee shall fail to perform or observe any term, covenant or agreement made by it in the Estoppel Agreement and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Lessee and Borrower by Lender unless such failure is incapable of being remedied within such thirty (30) day period and during such thirty (30) day period Lessee has commenced and is diligently pursuing appropriate corrective action.

     7.2. Remedies. If any Event of Default occurs, Lender may, at its option:

          By written notice to Borrower, terminate the Commitment
Period, and thereby terminate its obligation to make further Advances hereunder.



     (b) Declare the entire unpaid principal of the Loan, together with the interest accrued thereon, to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     (c) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

     (d) Exercise any and all rights and remedies afforded by the laws of the United States, the State of Alabama or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and in the other Loan Documents.

     (e) Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Lender or any Person which then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

ARTICLE 8.  GENERAL PROVISIONS

     8.1. Notices. All notices and other communications provided for hereunder shall be in writing and, if mailed by certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or five (5) days after the postmarked date thereof, and, if sent by overnight courier, shall be deemed to have been received on the next business day following dispatch. In addition, notices hereunder may be delivered by hand, in which event such notice shall be deemed effective when delivered. Notice of change of address shall also be governed by this Section. Notices shall be addressed as follows:

          To Borrower:

          EDJ Leasing Co., L.P.
          201 Progress Parkway
          St. Louis, Missouri  63043-3042
          Attention: Steven Novik
          Facsimile: (314) 576-5960


          To Lender:

          SouthTrust Bank of Alabama,
          National Association
          SouthTrust Tower--11th Floor
          420 North 20th Street (35203)
          Post Office Box 2554
          Birmingham, Alabama  35290
          Attention:  Regional Corporate Banking
          Facsimile:  (205) 254-5022

     8.2. No Control By Lender. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the rights or power to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the right to exercise the remedies provided for herein.

     8.3. No Waiver By Lender, Etc. The acceptance by Lender at any time and from time to time of partial payment on the Loan shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any particular Event of Default shall be deemed to be a waiver of any Event of Default other than said particular Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents or otherwise shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. The rights and remedies of Lender in this Agreement are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law. The rights of Lender under this Agreement against Borrower are not conditional or contingent on any attempt by Lender to exercise any of its rights under the Loan Documents, or against Borrower or any other Person.

     8.4. Lender's Expenses. Whether or not the principal of the Loan is advanced hereunder or the transactions contemplated hereby are consummated, Borrower will pay on demand all fees, costs and expenses in connection with the preparation, execution, and delivery of the Loan Documents and the other documents to be delivered under this Agreement, including, without limitation, the fees, out-of-pocket expenses and other disbursements of its counsel. Borrower shall pay on demand all costs and expenses (including, without limitation, attorneys' fees, accountants' fees and expenses), if any, of Lender in connection with the enforcement, collection, restructuring, refinancing and "work-out" (including with respect to any waiver or amendment) of this Agreement and the Loan Documents. Borrower will save Lender harmless from and against any and all claims, damages, actions, costs, expenses and liabilities with respect to or resulting from any breach by Borrower of any of the covenants under this Agreement or any misrepresentation or breach of warranty by Borrower under this Agreement, or in connection with the performance by Lender of the provisions of this Agreement to be performed by Borrower. All sums payable to Lender by Borrower under the provisions of this
Section 8.4 shall bear interest at the Default Rate, which interest shall be payable by Borrower to Lender on demand.

     8.5. GAAP. All accounting and financial terms used herein, and compliance with each covenant contained herein, which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated herein.

     8.6. Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     8.7. Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

     8.8. Place, Manner, Time and Extension of Payment. All sums payable under the Loan Documents shall be paid to Lender at its principal office in Birmingham, Alabama, not later than 2:00 P.M., Birmingham, Alabama time on the date due in immediately available funds. Upon Borrower's request, payments may be made by debiting any account maintained by Borrower with Lender, or in any other commercially reasonable manner acceptable to Lender. If any payment falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day, but during any such extension all unpaid principal of the Loan and other sums bearing interest shall continue to bear interest at the rates herein provided.

     8.9. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Loan Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower shall be deemed to constitute representations and warranties made by Borrower.

     8.10. Successors and Assigns; Participation. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Borrower may not assign any rights hereunder without the prior written consent of Lender. Lender may assign to one or more Persons all or any part of, or may grant participations to one or more Persons, in all or any part of the Loan, and to the extent of any assignment or participation the assignee or participant of such assignment or participation shall have the rights and benefits hereunder as if it were a Lender hereunder, except that Borrower shall be entitled to deal exclusively with Lender and rely upon documents, consents and writings signed solely by Lender, without the necessity of any such participant joining in. Borrower authorizes Lender to disclose to any purchaser or participant, or any prospective purchaser or participant of an interest in the Loan, any financial or other information pertaining to Borrower. Notwithstanding the foregoing, Lender shall give Borrower ten (10) days' prior written notice of its intention to assign or grant a participation in the Loan, or any part thereof, to any Person which is not owned, directly or indirectly, by SouthTrust Corporation, the parent corporation of Lender.

     8.11. Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, and this Agreement, as the case may be, shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement, a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable.

     8.12. Lender's Agreements. Lender agrees to execute intercreditor agreements, estoppel certificates, disclaimers, UCC Form 3's, and similar documents in form and substance reasonably satisfactory to Lender in connection with other financing by Borrower as requested by Borrower from time to time.

     8.13. Entire Agreement, Amendments, Counterparts. This Agreement and the Loan Documents embody the entire agreement and understanding between Borrower and Lender relating to the subject matter hereof. The provisions of this Agreement may not be amended, modified or waived except by written agreement of Borrower and Lender. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     8.14. Governing Law; Jurisdiction. THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY, ALABAMA, AND BORROWER AGREES THAT THE LOAN DOCUMENTS SHALL BE DELIVERED TO, HELD BY AND FUNDED BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THE LOAN DOCUMENTS THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH JEFFERSON COUNTY, ALABAMA FOR PURPOSES OF CONFERRING JURISDICTION UPON THE STATE AND FEDERAL COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, IN JEFFERSON COUNTY, ALABAMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA, AND CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY ACTION OR PROCEEDING.

     8.15. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THE LOAN DOCUMENTS OR THE INDEBTEDNESS EVIDENCED THEREBY, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THE LOAN DOCUMENTS, OR THE INDEBTEDNESS EVIDENCED THEREBY OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     IN WITNESS WHEREOF, Borrower and Lender have caused this
Agreement to be duly executed by their duly authorized partners and officers as of the day and year first above written.



                              EDJ LEASING CO., L.P., a Missouri
                              limited partnership

                              By:  LHC, Inc., a Missouri corporation
                                   Its General Partner

                                   By:
                                        Its


                              SOUTHTRUST BANK OF ALABAMA, NATIONAL
                              ASSOCIATION, a national banking
                              association

                              By:
                                   James M. Sloan, Jr.
                                   Its Vice President

STATE OF ALABAMA    )
JEFFERSON COUNTY    )

     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Steven Novik, whose name as of LHC, Inc., a Missouri corporation, as general partner of EDJ Leasing Co., L.P., a Missouri limited partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation in its capacity as aforesaid.

     Given under my hand and seal of office this 26th day of October, 1994.



                                Notary Public
[NOTARIAL SEAL]
                                My commission expires:





STATE OF ALABAMA    )
JEFFERSON COUNTY    )

     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that James M. Sloan, Jr., whose name as Vice President of SouthTrust Bank of Alabama, National Association, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said banking association.

     Given under my hand and seal of office this 26th day of October, 1994.





                                Notary Public
[NOTARIAL SEAL]
                                My commission expires:


EXHIBIT A

[FORM OF ADVANCE REQUEST]

Date:

SouthTrust Bank of Alabama,
 National Association
P.O. Box 2554
Birmingham, Alabama  35290
Attention:  Regional Corporate Banking

     RE: Credit Agreement among EDJ Leasing Co., L.P. ("Borrower") and SouthTrust Bank of Alabama, National Association
          ("Lender") dated
                              , 1994 (the "Credit Agreement")

Ladies and Gentlemen:

          Pursuant to Section 2.3 of the above-referenced Credit
Agreement, the Borrower hereby requests an Advance on the Loan in the
principal amount of $                    (Note: Advances must be in
increments of $100,000.).

          Such Advance should be disbursed on
[date], and should be deposited into the Borrower's account maintained
with Lender:                                [account number].

          Attached hereto are invoices, and in the case of Equipment for which reimbursement is requested, copies of paid receipts, which the Borrower certifies are true and correct.

          The Borrower further certifies that as of the date hereof, no Potential Default or Event of Default exists, and that each of the representations and warranties contained in the Credit Agreement is true and correct as if made on the date hereof.

          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

                              EDJ LEASING CO., L.P., a Missouri
                              limited partnership

                              By:  LHC, Inc., a Missouri corporation
                                   Its General Partner

                                   By:
                                        Its

EXHIBIT B


COMPLIANCE CERTIFICATE


Date:

SouthTrust Bank of Alabama,
 National Association
P.O. Box 2554
Birmingham, Al 35290
Attn: Regional Corporate Banking

     RE: Credit Agreement among EDJ Leasing Co., L.P. ("Borrower") and SouthTrust Bank of Alabama, National Association
          ("Lender") dated
                              , 1994 (the "Credit Agreement")

Ladies and Gentlemen:

     The undersigned general partner of the above named Borrower does hereby certify that for the quarterly financial period ending
________________________:

     No Default or Event of Default has occurred or exists except
     .

     The Fixed Charge Coverage was:

     Required: 1.0 to 1.0
     Actual:              to 1.0
     Amount of Cash on hand: $_____________
     Amount of U.S. Government Securities, at lower of cost or market:
$_________
     Actual including cash on hand and U. S. Government Securities in
numerator of   calculation: ________ to 1.0.

     The manner of calculation is attached.

     Net Worth as of the end of such quarter were:

     Required:  $9,000,000
     Actual:  $

     All representations and warranties contained in the Loan
     Agreement and other Loan Documents are true and correct in all material respects as though given on the date hereof, except
     .

     All information provided herein is true and correct.
     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.


                              EDJ LEASING CO., L.P., a Missouri
                              limited partnership

                              By:  LHC, Inc., a Missouri corporation
                                   Its General Partner

                                   By:


                                        Its
SCHEDULE 1


LOCATIONS:

201 Progress Parkway          Maryland Heights, MO          63043
158 Progress Parkway          Maryland Heights, MO          63043
141 Progress Parkway          Maryland Heights, MO          63043
140 Progress Parkway          Maryland Heights, MO          63043
135 Progress Parkway          Maryland Heights, MO          63043
115 Progress Parkway          Maryland Heights, MO          63043
100 Progress Parkway          Maryland Heights, MO          63043
93 Progress Parkway      Maryland Heights, MO          63043
97 Progress Parkway      Maryland Heights, MO          63043
20 American Industrial        Maryland Heights, MO          63043
9 American Industrial         Maryland Heights, MO          63043
37 Kimler                     Maryland Heights, MO          63043
41 Kimler                     Maryland Heights, MO          63043
5 American Industrial         Maryland Heights, MO          63043
120 Progress Parkway          Maryland Heights, MO          63043
44 Kimler                     Maryland Heights, MO          63043
75 Worthington                Maryland Heights, MO          63043
145 Weldon Parkway       Maryland Heights, MO          63043
2303 Chaffee Road             Maryland Heights, MO          63043
12255 Manchester Road
Des Peres, MO63131-3729